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                                                                    EXHIBIT 23.4


                        Consent of Independent Auditors

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated November 7, 2000, with respect to the consolidated balance sheet of Convera Corporation as of October 31, 2000, included in this Registration Statement of Convera Corporation for the registration of its common stock.

                                                  /s/ Ernst & Young LLP

McLean, Virginia
November 16, 2000